UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2021

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2021, the Board of Directors (the “Board”) of Skye Bioscience, Inc., a Nevada corporation (the “Company”) increased the size of the Board from four to five directors and elected Dr. Keith Ward, Ph.D. to fill such vacancy and serve as a director until his successor is duly elected or appointed and qualified or until his earlier retirement, disqualification resignation, removal or death. Dr. Ward was also appointed to serve as a member of the Company’s nomination and corporate governance committee.

Dr. Ward will receive annual director compensation for his service on the Board in an amount equal to $40,000, plus aggregate annual committee compensation of $1,000. In addition, on December 14, 2021, the Board granted Dr. Ward stock options (the “Options”) to purchase 250,000 shares of the Company’s common stock, at an exercise price equal to the fair market value per share as of the grant date. The Options shall vest in equal monthly installments over a period of one year from the grant date of December 14, 2021, subject to Dr. Ward’s continued service on the Board.

In addition, Dr. Ward entered into the Company’s standard indemnification agreement.

Additionally, on December 14, 2021 the Compensation Committee (the “Committee”) of the Board approved awards of 2,000,000 Restricted Stock Units (“RSUs”) and 1,000,000 RSUs to Punit Dhillon and Kaitlyn Arsenault, respectively.

Each RSU represents the right to receive one share of common stock, upon vesting and the satisfaction of any required tax withholding obligation. The time-based RSUs will vest pro rata on the first, second and third anniversaries of the grant date, provided a grantee must remain continuously employed by the Company from the grant date to the vesting date. The form of agreement covering the RSU grants will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

On December 14, 2021, the Committee also approved the grant of 3,090,000 and 1,770,000 stock options to Mr. Dhillon and Ms. Arsenault, respectively. The stock options have an exercise of $0.058 per share, the fair market value of the Company’s common stock on the date of grant. The options vest 25% on the one year anniversary of the grant date and 1/48th monthly thereafter. Upon a change in control of the Issuer, 100% of the options will become fully vested. The options expire on December 14, 2031.

Item 8.01 Other Events.

On December 15, 2021, the Company issued a press release announcing the election of Dr. Ward as a Director. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: December 20, 2021	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer